Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2024 Results

WESTFORD, Mass., October 29, 2024 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 28, 2024.

Third Quarter Financial Highlights
•Revenue increased 11% to $272 million
•Gross margin was 44.7%
•Operating cash flow increased 12% to $52 million
•Free cash flow increased 27% to $48 million
•Net income increased 2% to $32 million
•GAAP EPS increased 2% to $2.68
•Adjusted EPS increased 6% to a record $2.84
•Adjusted EBITDA was a record $63 million and represented a record 23.3% of revenue
•Bookings increased 15% to $240 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Free cash flow, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We delivered another solid quarter with excellent operational execution leading to outstanding margin performance and record adjusted EPS,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Recent acquisitions in our three operating segments contributed to our strong bookings performance, with robust new order activity in the Americas offsetting softer performance in Europe and Asia.

“We had record aftermarket parts revenue, which contributed to our record adjusted EBITDA and record adjusted EBITDA margin performance. As one of our core strategic focus areas, it is encouraging to see this growth in our aftermarket parts business in a historically softer quarter. This and other initiatives to optimize our operations continue to enable us to capture greater value for our stakeholders and deliver exceptional results.”

Third Quarter 2024 Compared to 2023
Revenue increased 11 percent to $271.6 million compared to $244.2 million in 2023. Organic revenue decreased one percent, which excludes a 12 percent increase from acquisitions. Gross margin was 44.7 percent, including a 50 basis point decrease from acquisition-related costs, compared to 43.3 percent in 2023.

Net income was $31.6 million, increasing two percent compared to $30.9 million in 2023. GAAP EPS increased two percent to $2.68 compared to $2.63 in 2023. Adjusted EPS increased six percent to a record $2.84 compared to $2.69 in 2023. Adjusted EPS in 2024 excludes $0.15 of acquisition-related costs. Adjusted EBITDA increased 20 percent to a record $63.3 million and represented a record 23.3 percent of revenue compared to $52.7 million and 21.6 percent of revenue in the prior year. Operating cash flow increased 12 percent to $52.5 million compared to $47.0 million in 2023. Free cash flow increased 27 percent to $48.3 million compared to $38.1 million in 2023.

Kadant Reports Third Quarter 2024 Results
October 29, 2024

Bookings increased 15 percent to $240.3 million compared to $209.6 million in 2023. Organic bookings decreased two percent, which excludes a 17 percent increase from acquisitions.

Summary and Outlook
“Our solid performance the past three quarters has positioned us well to finish the year strong,” Mr. Powell continued. “We expect demand for our capital equipment to gain momentum as our customers prepare for 2025 projects even as the industrial manufacturing sectors in Europe and Asia continue to face significant headwinds. We are narrowing our revenue guidance for the full year to $1.047 to $1.055 billion in 2024, revised from our previous guidance of $1.045 to $1.065 billion, and now expect GAAP EPS of $9.25 to $9.45 in 2024, revised from our previous GAAP EPS guidance of $9.20 to $9.45. We are raising our adjusted EPS guidance for 2024 and now expect $9.93 to $10.13, revised from our previous guidance of $9.80 to $10.05. The 2024 adjusted EPS guidance excludes $0.68 of acquisition-related costs, revised from $0.60 of acquisition-related costs in our previous guidance. For the fourth quarter of 2024, we expect revenue of $252 to $260 million, GAAP EPS of $1.81 to $2.01 and, after excluding $0.09 of acquisition-related costs, adjusted EPS of $1.90 to $2.10.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, October 30, 2024, at 11:00 a.m. eastern time to discuss its third quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI4bcfaa23a4ec40f7925041800a6135e0 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through November 29, 2024.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the third quarter of 2024 included $30.5 million from acquisitions and an unfavorable foreign currency translation effect of $0.9 million compared to the third quarter of 2023. Revenue in the first nine months of 2024 included $82.3 million from acquisitions and an unfavorable foreign currency translation effect of $2.4 million compared to the first nine months of 2023. Our other non-GAAP financial measures exclude amortization expense related to acquired profit in inventory and backlog, acquisition costs, relocation costs, restructuring and impairment costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We
-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $1.9 million in 2024.
•Pre-tax acquisition costs of $0.5 million in 2024.
•Pre-tax indemnification asset provision of $0.2 million in 2024 and $0.1 million in 2023.
•Pre-tax relocation costs of $0.5 million in 2023.
•Pre-tax restructuring and impairment costs of $0.4 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in 2024.
•After-tax acquisition costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2024.
•After-tax relocation costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2023.
•After-tax restructuring and impairment costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $4.2 million in 2024 and $8.8 million in 2023.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $6.2 million in 2024.
•Pre-tax acquisition costs of $2.5 million in 2024.
•Pre-tax indemnification asset provision of $0.2 million in 2024 and pre-tax indemnification asset reversal of $0.1 million in 2023.
•Pre-tax relocation costs of $0.6 million in 2023.
•Pre-tax restructuring and impairment costs of $0.4 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $4.7 million ($6.2 million net of tax of $1.5 million) in 2024.
•After-tax acquisition costs of $2.1 million ($2.5 million net of tax of $0.4 million) in 2024.
•After-tax relocation costs of $0.5 million ($0.6 million net of tax of $0.1 million) in 2023.
•After-tax restructuring and impairment costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $15.4 million in 2024 and $22.1 million in 2023.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$271,614	$244,182	$795,354	$718,993
Costs and Operating Expenses:
Cost of revenue	150,175	138,456	441,066	404,671
Selling, general, and administrative expenses	69,043	57,889	209,352	176,441
Research and development expenses	3,409	3,324	10,621	10,102
Other costs	—	969	—	1,043
	222,627	200,638	661,039	592,257
Operating Income	48,987	43,544	134,315	126,736
Interest Income	407	438	1,386	1,053
Interest Expense	(5,516)	(2,107)	(15,386)	(6,722)
Other Expense, Net	(16)	(20)	(48)	(62)
Income Before Provision for Income Taxes	43,862	41,855	120,267	121,005
Provision for Income Taxes	11,964	10,816	31,810	31,761
Net Income	31,898	31,039	88,457	89,244
Net Income Attributable to Noncontrolling Interests	(312)	(175)	(891)	(571)
Net Income Attributable to Kadant	$31,586	$30,864	$87,566	$88,673

Earnings per Share Attributable to Kadant:
Basic	$2.69	$2.64	$7.46	$7.58
Diluted	$2.68	$2.63	$7.44	$7.57

Weighted Average Shares:
Basic	11,745	11,706	11,737	11,697
Diluted	11,780	11,740	11,763	11,719

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	September 28, 2024	September 28, 2024	September 30, 2023	September 30, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$31,586	$2.68	$30,864	$2.63
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	1,432	0.12	—	—
Acquisition Costs	398	0.03	—	—
Relocation Costs	—	—	401	0.03
Restructuring and Impairment Costs	—	—	295	0.03
Adjusted Net Income and Adjusted Diluted EPS (a)	$33,416	$2.84	$31,560	$2.69

	Nine Months Ended		Nine Months Ended
	September 28, 2024	September 28, 2024	September 30, 2023	September 30, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$87,566	$7.44	$88,673	$7.57
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	4,730	0.40	—	—
Acquisition Costs	2,126	0.18	—	—
Relocation Costs	—	—	457	0.04
Restructuring and Impairment Costs	—	—	295	0.03
Adjusted Net Income and Adjusted Diluted EPS (a)	$94,422	$8.03	$89,425	$7.63
-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	September 28, 2024	September 30, 2023	Increase
Flow Control	$97,521	$90,798	$6,723	$1,721
Industrial Processing	110,696	94,220	16,476	2,077
Material Handling	63,397	59,164	4,233	(6,001)
	$271,614	$244,182	$27,432	$(2,203)

Percentage of Parts and Consumables Revenue	65%	61%

	Nine Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	September 28, 2024	September 30, 2023
Flow Control	$276,493	$276,048	$445	$(6,053)
Industrial Processing	331,310	267,729	63,581	19,309
Material Handling	187,551	175,216	12,335	(16,787)
	$795,354	$718,993	$76,361	$(3,531)

Percentage of Parts and Consumables Revenue	65%	63%

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	September 28, 2024	September 30, 2023
Flow Control	$88,981	$83,005	$5,976	$(3,756)
Industrial Processing	89,319	70,441	18,878	5,258
Material Handling	62,005	56,158	5,847	(5,063)
	$240,305	$209,604	$30,701	$(3,561)

Percentage of Parts and Consumables Bookings	72%	67%

	Nine Months Ended		Increase	Decrease Excluding Acquisitions and FX (b)
	September 28, 2024	September 30, 2023
Flow Control	$277,749	$275,862	$1,887	$(9,894)
Industrial Processing	275,910	246,006	29,904	(12,472)
Material Handling	186,798	177,482	9,316	(20,298)
	$740,457	$699,350	$41,107	$(42,664)

Percentage of Parts and Consumables Bookings	71%	65%

	Three Months Ended		Nine Months Ended
Additional Segment Information	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Gross Margin:
Flow Control	51.8%	52.2%	52.9%	52.3%
Industrial Processing	44.0%	39.5%	42.3%	39.8%
Material Handling	35.0%	35.7%	36.2%	36.2%
Consolidated	44.7%	43.3%	44.5%	43.7%

-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

	Three Months Ended		Nine Months Ended
Additional Segment Information (continued)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Operating Income:
Flow Control	$24,281	$24,246	$69,521	$74,256
Industrial Processing	25,969	19,023	70,060	51,968
Material Handling	8,793	10,345	25,522	30,006
Corporate	(10,056)	(10,070)	(30,788)	(29,494)
	$48,987	$43,544	$134,315	$126,736

Adjusted Operating Income (a,c):
Flow Control	$25,671	$24,680	$72,146	$74,690
Industrial Processing	26,539	19,558	72,776	52,577
Material Handling	9,019	10,295	28,809	30,133
Corporate	(10,056)	(10,070)	(30,788)	(29,494)
	$51,173	$44,463	$142,943	$127,906

Capital Expenditures:
Flow Control	$1,894	$1,195	$5,729	$3,889
Industrial Processing	1,209	7,299	5,943	16,007
Material Handling	1,074	350	3,737	2,170
Corporate	8	4	21	28
	$4,185	$8,848	$15,430	$22,094

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Operating Cash Flow	$52,478	$46,967	$103,375	$106,311
Capital Expenditures	(4,185)	(8,848)	(15,430)	(22,094)
Free Cash Flow (a)	$48,293	$38,119	$87,945	$84,217

Depreciation and Amortization Expense	$12,775	$8,234	$36,505	$24,917

Balance Sheet Data	September 28, 2024	December 30, 2023
Assets
Cash, Cash Equivalents, and Restricted Cash	$89,734	$106,453
Accounts Receivable, net	154,965	133,929
Inventories	169,252	152,677
Contract Assets	14,534	8,366
Property, Plant, and Equipment, net	174,559	140,504
Intangible Assets	292,211	159,286
Goodwill	493,105	392,084
Other Assets	100,980	82,366
	$1,489,340	$1,175,665
Liabilities and Stockholders' Equity
Accounts Payable	$50,536	$42,104
Debt Obligations	324,501	109,086
Other Borrowings	1,931	1,789
Other Liabilities	249,586	246,446
Total Liabilities	626,554	399,425
Stockholders' Equity	862,786	776,240
	$1,489,340	$1,175,665

-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Consolidated
Net Income Attributable to Kadant	$31,586	$30,864	$87,566	$88,673
Net Income Attributable to Noncontrolling Interests	312	175	891	571
Provision for Income Taxes	11,964	10,816	31,810	31,761
Interest Expense, Net	5,109	1,669	14,000	5,669
Other Expense, Net	16	20	48	62
Operating Income	48,987	43,544	134,315	126,736
Acquired Profit in Inventory Amortization (d)	1,205	—	4,065	—
Acquired Backlog Amortization (e)	687	—	2,181	—
Acquisition Costs	469	—	2,533	—
Indemnification Asset (Provision) Reversal, Net (f)	(175)	(50)	(151)	127
Relocation Costs	—	535	—	609
Restructuring and Impairment Costs	—	434	—	434
Adjusted Operating Income (a)	51,173	44,463	142,943	127,906
Depreciation and Amortization	12,088	8,234	34,324	24,917
Adjusted EBITDA (a)	$63,261	$52,697	$177,267	$152,823
Adjusted EBITDA Margin (a,g)	23.3%	21.6%	22.3%	21.3%

Flow Control
Operating Income	$24,281	$24,246	$69,521	$74,256
Acquired Profit in Inventory Amortization (d)	728	—	963	—
Acquired Backlog Amortization (e)	629	—	882	—
Acquisition Costs	71	—	637	—
Indemnification Asset (Provision) Reversal, Net (f)	(38)	—	143	—
Restructuring and Impairment Costs	—	434	—	434
Adjusted Operating Income (a)	25,671	24,680	72,146	74,690
Depreciation and Amortization	2,981	2,277	7,561	6,785
Adjusted EBITDA (a)	$28,652	$26,957	$79,707	$81,475
Adjusted EBITDA Margin (a,g)	29.4%	29.7%	28.8%	29.5%

Industrial Processing
Operating Income	$25,969	$19,023	$70,060	$51,968
Acquired Profit in Inventory Amortization (d)	477	—	2,062	—
Acquisition Costs	154	—	842	—
Indemnification Asset Provision (f)	(61)	—	(188)	—
Relocation Costs	—	535	—	609
Adjusted Operating Income (a)	26,539	19,558	72,776	52,577
Depreciation and Amortization	5,204	2,906	15,458	8,823
Adjusted EBITDA (a)	$31,743	$22,464	$88,234	$61,400
Adjusted EBITDA Margin (a,g)	28.7%	23.8%	26.6%	22.9%

-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Material Handling
	Operating Income	$8,793	$10,345	$25,522	$30,006
	Acquired Profit in Inventory Amortization (d)	—	—	1,040	—
	Acquired Backlog Amortization (e)	58	—	1,299	—
	Acquisition Costs	244	—	1,054	—
	Indemnification Asset (Provision) Reversal, Net (f)	(76)	(50)	(106)	127
	Adjusted Operating Income (a)	9,019	10,295	28,809	30,133
	Depreciation and Amortization	3,891	3,034	11,269	9,254
	Adjusted EBITDA (a)	$12,910	$13,329	$40,078	$39,387
	Adjusted EBITDA Margin (a,g)	20.4%	22.5%	21.4%	22.5%

Corporate
	Operating Loss	$(10,056)	$(10,070)	$(30,788)	$(29,494)
	Depreciation and Amortization	12	17	36	55
	EBITDA (a)	$(10,044)	$(10,053)	$(30,752)	$(29,439)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects;
-more-

Kadant Reports Third Quarter 2024 Results
October 29, 2024

our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes to tax laws and regulations; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

###